SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549

                                        FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934


                    Date of Report (Date of earliest event reported)
                                    October 21, 1998
                             ----------------------------------


                           SALOMON SMITH BARNEY HOLDINGS INC.
                 (Exact name of registrant as specified in its charter)



        Delaware                1-4346                       22-1660266
(State or other              (Commission File Number)     (IRS Employer
 jurisdiction of                                           Identification No.)
 incorporation)


                 388 Greenwich Street, New York, NY              10013
              (Address of principal executive offices)        (Zip Code)



                                   (212) 816-6000
               (Registrant's telephone number, including area code)

                                SALOMON SMITH BARNEY HOLDINGS INC.
                                    Current Report on Form 8-K



Item 5.  Other Events


Results of Operations
(Preliminary and Unaudited)

This report summarizes the results of operations of Salomon Smith Barney Holdings Inc. (the "Company") for the three month and nine month periods ended September 30, 1998 and 1997 and provides certain additional financial information.


                          SALOMON SMITH BARNEY HOLDINGS INC.
                                SELECTED FINANCIAL DATA
                              (Preliminary and Unaudited)
                                     (In millions)


                                                                     September 30,
                                                                  ------------------
                                                              1998                  1997
                                                              ----                  ----

Total stockholder's equity                                $  8,716              $   8,405

Total assets under fee-based management                   $247,300              $ 216,200


                                                                   Three                         Nine
                                                                Months Ended                 Months Ended
                                                                September 30,                September 30,
                                                            1998            1997         1998            1997
Revenues:

 Commissions                                              $  797         $   783       $2,376          $2,185
 Investment banking                                          531             597        1,799           1,556
 Principal transactions                                  (1,331)             790        (236)           2,261
 Asset management and administration fees                    563             448        1,614           1,236
 Other                                                        28              41          102              94
                                                          ------          ------       ------          ------
   Total noninterest revenues                                588           2,659        5,655           7,332
                                                          ------          ------       ------          ------
 Interest and dividends                                    3,338           3,207       10,124           8,706
 Interest expense                                          3,013           2,841        9,003           7,588
                                                          ------          ------       ------          ------

   Net interest and dividends                                325             366        1,121           1,118
                                                          ------          ------       ------          ------

   Revenues, net of interest expense                         913           3,025        6,776           8,450
                                                          ------          ------       ------          ------

Noninterest expenses:

 Compensation and benefits                                   915           1,627        4,181           4,548
 Communications                                              118             127          351             372
 Floor brokerage and other production                        111              99          326             271
 Occupancy and equipment                                     105             108          315             324
 Advertising and market development                           80              70          218             202
 Professional services                                        69              53          166             141
 Other operating and administrative expenses                  39             113          288             347
 Restructuring credit                                          -               -         (324)              -
                                                          ------          ------       ------          ------
   Total noninterest expenses                              1,437           2,197        5,521           6,205
                                                          ------          ------       ------          ------

   Income (loss) before income taxes                       (524)             828        1,255           2,245

Provision (benefit) for income taxes                       (199)             321          477             876
                                                          ------          ------       ------          ------

Net income (loss)                                        $ (325)          $  507       $  778          $1,369
                                                          ======          ======       ======          ======

Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.


o The Company reported a loss of $325 million for the quarter. Included in this is an after-tax loss of $700 million related to Global Arbitrage and Russian related credit losses. Extreme volatility in the global fixed income markets affected trading results negatively for the quarter, while Private Client and Asset Management performance continued at high levels.

o Total revenues, net of interest expense, were $913 million in the 1998 quarter and $6.776 billion in the nine months ended
         September 30, 1998 compared to $3.025 billion in the 1997 quarter and $8.450 billion in the nine months ended September 30, 1997.

o Commission revenues were relatively unchanged from the prior year quarter. An increase in listed commissions was offset by decreases in other commissions. In the nine months ended September 30, 1998 commission revenues increased over the comparable 1997 period due to an increase in listed, OTC, and mutual fund commissions.

o Investment banking revenues decreased to $531 million in the 1998 quarter compared with $597 million in the 1997 quarter. Record merger and acquisition fees were more than offset by declines in equity, high yield, high grade debt, and unit trust underwritings. The Company held its number one rank in municipal underwriting for the third quarter of 1998. For the nine months of 1998, the Company held its number two ranking in overall U.S. debt and equity underwriting. For the nine months ended September 30, 1998, investment banking revenues increased over the comparable 1997 period primarily due to increased merger and acquisition fees.

o Principal transaction revenues decreased in the quarter to a loss of $1.331 billion. Decreases in fixed income trading results include losses due to risk reduction of U.S. fixed income arbitrage, losses in other Global Arbitrage, and losses in the customer business. These were partially offset by an increase in equity trading results. Fixed income trading results were adversely impacted by significant dislocations in the global fixed income markets, including greatly reduced liquidity and widening credit spreads. Included in these results are Russia-related credit losses.

o Asset management fees increased to a record $563 million and $1.614 billion in the 1998 quarter and nine months ended
         September 30, as a result of increased client assets under management.

o Net interest decreased to $325 million in the 1998 quarter from $366 million in the 1997 quarter. Net interest in the nine months ended September 30, 1998 was relatively unchanged from the comparable 1997 period.

o Total expenses declined by $760 million, reflecting a reduction in compensation and benefits of $712 million, largely related to performance based compensation accruals.

o As of October 1, 1998, the Company had mark-to-market exposure to hedge funds of $2.122 billion, collateralized by $2.167 billion of cash and government securities, resulting in excess collateral of $45 million. Within these results, a portion of hedge funds have collateral in excess of the mark-to-market deficit, and a portion of hedge funds have deficits in excess of collateral held. The total exposure to hedge funds with mark-to-market deficits in excess of collateral held is $48 million. No single hedge fund had a mark-to-market deficit which was more than $8 million in excess of collateral held from that hedge fund. Mark-to-market exposure includes those hedge funds which owe the Company on foreign exchange and derivative contracts such as swaps, swap options, and other over-the-counter options and only the uncollateralized portion of receivables on reverse repurchase and repurchase agreements. This exposure can change significantly as a result of extreme market movements.

o In addition, the Company has no unsecured loans or loan commitments to hedge funds. The Company has no investments in hedge funds other than the previously disclosed investment in Long-Term Capital Management, LP, made in concert with a consortium of banks and securities firms.

Included in the Company's consolidated results is the following data relating to the Company's Asset Management Division:

(Preliminary and Unaudited)
(In millions)
                                                                   Three                        Nine
                                                                Months Ended                Months Ended
                                                               September 30,               September 30,
                                                            1998            1997          1998            1997
Revenues:

 Investement advisory, administrative
   and distribution fees                                    $217            $186          $633            $527
 Unit Investment Trust revenues - net                         18              19            38              35
 Other                                                         9               8            25              31
                                                            ----            ----          ----            ----
   Total revenues                                            244             213           696             593
                                                            ----            ----          ----            ----

Expenses:

 Compensation and benefits                                    41              38           127             108
 Deferred commission amortization                             31              32            97              96
 Other expenses                                               56              45           152             137
                                                            ----            ----          ----            ----
   Total expenses                                            128             115           376             341
                                                            ----            ----          ----            ----

   Income before income taxes                                116              98           320             252

Provision for income taxes                                    46              39           127             100
                                                            ----            ----          ----            ----

Net income                                                  $ 70            $ 59          $193            $152
                                                            ====            ====          ====            ====



o The Salomon Smith Barney Asset Management Division's ("SSBAM") strong recurring revenues reflect continued strength in mutual funds, retail and institutional managed accounts, and its share of unit trust revenues. SSBAM's $169.6 billion in assets under management breaks down as 33% in money market funds, 31% in mutual funds, and 36% in accounts managed for high net worth individuals, pension funds, corporations, and other institutions. The slight increase in money market funds as a percentage of total assets reflects investor reaction to recent market volatility.

o    Investment  advisory,  administration,  and  distribution  fees  rose  16%
     to $217.3 million from the prior-year quarter, paralleling a 16% increase in assets under management. The pretax profit margin from this unit was 47.8%, up from 46.2% in the prior-year period, and among the highest in the industry.

o During the quarter, SSBAM completed its acquisition of the Australian asset management business of JP Morgan, which added $4.8 billion in assets under management and establishes an important franchise in what is expected to be the sixth largest investment market in the world by 2001. Included in this projected market growth are the rapid changes taking place in the retirement market in Australia.

o In the mutual fund sector, there was a significant increase not only in dollar sales, but also in performance, with the number of Morningstar
     4- and 5-star funds rising to 22, up from 17 in the prior-year period. Sales of proprietary Smith Barney mutual funds rose 34%, and they account for an increasing percentage -- 29.3% year-to-date compared to 26.6% for the prior year-to-date -- of the Company's total mutual fund sales.

o New products successfully introduced in the third quarter include the Smith Barney Mid-Cap Blend Fund which helps to round out the unit's group of style pure funds.

o During the quarter, the division successfully offered the 1998 Uncommon Values Unit Investment Trust Series, comprised of three portfolios, Uncommon Values, Aggressive Growth, and Growth and Income, raising over $2.1 billion in assets.

o    In addition,  in mid  September,  Citicorp  Investment  Services  began distributing  Salomon  Brothers  mutual  funds.  This initiative  is  the
     division's   first  rollout  of  several  planned   Citigroup cross-sell
     opportunities.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: October 22, 1998                      SALOMON SMITH BARNEY HOLDINGS INC.




                                              By:    /s/Michael J. Day
                                                        Michael J. Day
                                                         Controller